Exhibit 4.6
ADDITIONAL GENERAL INTERCREDITOR AGREEMENT
     ADDITIONAL GENERAL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of August 11, 2009, by and among BANK OF AMERICA, N.A., in its capacity as First Lien Collateral Agent, including its successors and assigns from time to time, THE BANK OF NEW YORK MELLON, in its capacity as Junior Lien Collateral Agent and in its capacity as 2006 Second Lien Trustee, including its successors and assigns from time to time, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as 2009 Second Lien Trustee, including its successors and assigns from time to time.
     A. Reference is made to (i) the General Intercreditor Agreement dated as of November 17, 2006 (as may be amended or modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein without definition have the meanings given such terms by the Intercreditor Agreement) by and between Bank of America, N.A. as First Lien Collateral Agent and The Bank of New York Mellon, as Junior Lien Collateral Agent, and (ii) the Indenture (the “New First Lien Agreement”), dated as of August 11, 2009, by and among the Company and the other Grantors, Law Debenture Trust Company of New York, as trustee (including its successors and assigns from time to time, the “New First Lien Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent.
     B. Pursuant to the terms of the Junior Lien Documents, the Junior Lien Collateral Agent is permitted to enter into this Agreement.
     C. Pursuant to the First Lien Security Documents, the Grantors have granted Liens in the Common Collateral to the First Lien Collateral Agent to secure the payment and performance of the New First Lien Obligations.
     D In order to induce the holders of New First Lien Obligations to extend credit to the Grantors, the First Lien Collateral Agent, the Junior Lien Collateral Agent and the New First Lien Trustee hereby agree as follows:
     SECTION 1. Definitions.
     1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both New First Lien Collateral and Junior Lien Collateral including without limitation (a) any assets in which the First Lien Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3 of the Intercreditor Agreement (as incorporated into this Agreement pursuant to Section 2.1 hereof) and (b) Shared Receivables Collateral.
     “Discharge of New First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.7 of the Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the New First Lien Agreement in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other New First Lien Obligations that constitute an exchange or replacement for or a Refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
     “First Lien Collateral Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Credit Agreement, in its capacity as collateral agent for the secured parties under any Additional First Lien Obligations (as defined in the New First Lien Agreement) in existence from time to time and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the Credit Agreement, any agreement governing any Additional First Lien Obligations, the New First Lien Agreement and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreement, this Agreement and the other applicable First Lien Security Documents.
     “First Lien Documents” means the credit, guarantee and security documents governing the New First Lien Obligations, including, without limitation, the New First Lien Agreement and the First Lien Security Documents.
     “First Lien Security Documents” means the Security Documents (as defined in the New First Lien Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to Common Collateral.
     “New First Lien Agreement” shall have the meaning set forth in the recitals.
     “New First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any New First Lien Obligations pursuant to a First Lien Security Document.
     “New First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under the New First Lien Agreement and any other First Lien Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as “Additional First Lien Obliga-

tions” pursuant to and in accordance with Section 8.17 of the Security Agreement (as defined in the New First Lien Agreement).
     “New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the New First Lien Trustee and the holders of notes issued pursuant to the New First Lien Agreement.
     “Second Lien Trustees” means the 2006 Second Lien Trustee, the 2009 Second Lien Trustee and any trustee that enters into a joinder to this Agreement pursuant to Section 3.12 hereof, and any successor trustee in accordance with the applicable Junior Lien Document.
     “2009 Second Lien Indenture” means the Indenture dated as of February 19, 2009, among the Company, the guarantors identified therein and the 2009 Second Lien Trustee, as amended, restated, supplemented, waived, referenced or otherwise modified from time to time.
     “2006 Second Lien Trustee” means The Bank of New York Mellon, as trustee under the Indenture, and any successor trustee in accordance with the Indenture.
     “2009 Second Lien Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the 2009 Second Lien Indenture, and any successor trustee in accordance with such indenture.
     1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 2. INTERCREDITOR AGREEMENT.
     2.1. Subordination of Liens; Rights of New First Lien Secured Parties. The First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, the New First Lien Trustee, on behalf of itself and the New First Lien Secured Parties, and the Junior Lien Collateral Agent and the Second Lien Trustees, each on behalf of itself and the Junior Lien Secured Parties, hereby agree that notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Junior Lien Collateral Agent or the Junior Lien Secured Parties on the Common Collateral or of any Liens granted to the First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral to secure the New First Lien Obligations, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Junior Lien Documents or the First Lien Documents, (iii) whether the First Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever: (a) any Lien on the Common Collateral securing any New First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any New First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Lien Obligations and (b) any Lien on the Common Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any New First Lien Obligations, in each case, to the same extent as the Liens on the Common Collateral securing the Junior Lien Obligations are subordinate and junior to the Liens securing the First Lien Obligations pursuant to the terms of the Intercreditor Agreement as in effect on the date hereof. Prior to the Discharge of New First Lien Obligations, (x) the New First Lien Secured Parties shall have all rights and benefits under this Agreement as are provided to the “First Lien Secured Parties” pursuant to the Intercreditor Agreement with respect to the Common Collateral prior to the Discharge of First Lien Obligations under the Intercreditor Agreement, (y) the Junior Lien Collateral Agent and the Junior Lien Secured Parties shall have all obligations with respect to the Common Collateral for the benefit of the New First Lien Secured Parties as are required pursuant to the Intercreditor Agreement for the benefit of the First Lien Secured Parties, and the provisions of the Intercreditor Agreement are incorporated herein mutatis mutandis (it being understood that, prior to the Discharge of First Lien Obligations, in the event of any conflict between this Agreement and the Intercreditor Agreement, the Junior Lien Collateral Obligations and the Junior Lien Secured Parties shall comply with the provisions of the Intercreditor Agreement). For the avoidance of doubt, in incorporating the provisions of the Intercreditor Agreement herein mutatis mutandis, (A) references in the Intercreditor Agreement to “First Priority Liens,” when incorporated herein, shall be deemed to include Liens securing New First Lien Obligations, (B) references in the Intercreditor Agreement to the “Credit Agreement” in the definitions of “ABL Controlled Accounts,” “Indebtedness,” “Junior Lien Obligations,” “Notes” and “Subsidiary” and in Sections 5.1(a), 5.1(c), 5.5(g), 5.7, 7.3(b), 8.3 and 8.19 of the Intercreditor Agreement, when incorporated herein, shall become references to the New First Lien Agreement, (C) references in the Intercreditor Agreement to the “Indenture” in paragraphs A and B of the recitals, the definitions of “ABL Controlled Accounts,” “Indebtedness,” “Indenture Documents,” “Indenture Obligations,” “Indenture Secured Parties,” “Indenture Security Documents,” “Junior Lien Collateral Agent,” “Junior Lien Obligations,” “Officer’s Certificate” and “Subsidiary” and in Sections 5.1(a), 7.3(b), 8.3, 8.18(b) and 8.19, when incorporated herein, shall become references to both the Indenture and the 2009 Second Lien Indenture, (D) the definition of “Indenture” in the Intercreditor Agreement, when incorporated herein, shall instead read, “‘Indenture’ shall mean the New First Lien Agreement” and (E) the definition of “Notes” in the Intercreditor Agreement, when incorporated herein, shall refer both to the Notes described in such definition and the Notes under and as defined in the 2009 Second Lien Indenture, including the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement (as defined in the 2009 Second Lien Indenture) and any additional notes issued under the 2009 Second Lien Indenture by the Company, to the extent permitted by the 2009 Second Lien Indenture and the New First Lien Agreement.
     SECTION 3. Miscellaneous.
     3.1. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Junior Lien Collateral Agent, the New First Lien Trustee, the First Lien Collateral Agent or the Second Lien Trustees shall be deemed to be made unless the same shall be in writing signed by or on behalf of the First Lien Collateral Agent, the New First Lien Trustee, the Junior Lien Collateral Agent and the Second Lien Trustees or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any Junior Lien Secured Party that executes a supplement or joinder to the Intercreditor Agreement shall execute a supplement hereto agreeing to be bound by the terms of this Agreement.
     3.2. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 3.3 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.
     3.3. Notices. All notices to the First Lien Collateral Agent or the Junior Lien Collateral Agent permitted or required under this Agreement may be sent to the First Lien Collateral Agent or the Junior Lien Collateral Agent, respectively, as provided in the Intercreditor Agreement. All notices to the New First Lien Trustee permitted or required under this Agreement may be sent to the New First Lien Trustee as provided in the New First Lien Agreement. All notices to any Second Lien Trustee permitted or required under this Agreement may be sent to such Second Lien Trustee as provided in the applicable indenture or other Junior Lien Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be asset forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     3.4. Further Assurances. The Junior Lien Collateral Agent and the Second Lien Trustees, each on behalf of itself and each Junior Lien Secured Party, and the First Lien Collateral Agent, on behalf of itself and each New First Lien Secured Party, agree that each of them shall take such further action and shall execute and deliver to the First Lien Collateral Agent, the New First Lien Trustee and the New First Lien Secured Parties such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent, the New First Lien Trustee or the New First Lien Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
     3.5. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
     3.6. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     3.7. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.
     3.8. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The New First Lien Trustee represents and warrants that this Agreement is binding upon the New First Lien Secured Parties. The Junior Lien Collateral Agent, the Second Lien Trustees and each Junior Lien Representative represent and warrant that this Agreement is binding upon the Junior Lien Secured Parties.
     3.9. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the First Lien Collateral Agent, the New First Lien Secured Parties, the New First Lien Trustee, the Junior Lien Secured Parties, the Second Lien Trustees, the Junior Lien Representatives, the Junior Lien Collateral Agent, the Company, the Company’s Subsidiaries consenting hereto and their respective permitted successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
     3.10. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

     3.11. Other Provisions Applicable to Agents and Trustees. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as First Lien Collateral Agent, and the provisions of Section 11.02 of the New First Lien Agreement applicable to the collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) The Bank of New York Mellon is entering into this Agreement in its capacity as Junior Lien Collateral Agent and 2006 Second Lien Trustee and the provisions of Article 7 of the Indenture applicable to the trustee and Section 11.02 of the Indenture applicable to the collateral agent thereunder shall also apply to the Junior Lien Collateral Agent and the 2006 Second Lien Trustee hereunder, (c) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as 2009 Second Lien Trustee and (d) Law Debenture Trust Company of New York has acknowledged and accepted the terms of this Agreement in its capacity as New First Lien Trustee through its execution of an Additional First Lien Secured Party Consent in the form attached as an exhibit to the Security Agreement (as defined in the New First Lien Agreement), and the provisions of Article 7 of the New First Lien Agreement applicable to the trustee thereunder shall also apply to the New First Lien Trustee hereunder.
     3.12. Joinders to this Agreement. If, after the date hereof, the Company shall designate any additional Junior Lien Obligations as Additional Secured Obligations pursuant to Section 8.17 of the Security Agreement, dated as of November 17, 2006, among the Company, the subsidiary grantors named therein and the Junior Lien Collateral Agent, and Section 27 of the Pledge Agreement, dated as of November 17, 2006, among the Company, the subsidiary pledgors named therein and the Junior Lien Collateral Agent, the Company shall cause the applicable Second Lien Trustee or other authorized representative of such Junior Lien Obligations that signs the Additional Secured Party Consents pursuant to such Security Agreement and Pledge Agreement to enter into a joinder to this Agreement substantially in the form of Annex A hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Lien Collateral Agent

By:	/s/ Liliana Claar

Name: Liliana Claar Title: Vice President

THE BANK OF NEW YORK MELLON, as Junior Lien Collateral Agent and as 2006 Second Lien Trustee

By:	/s/ Beata Harvin

Name: Beata Harvin Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as 2009 Second Lien Trustee

By:	/s/ Stefan Victory

Name: Stefan Victory Title: Vice President

ANNEX A TO THE
ADDITIONAL GENERAL INTERCREDITOR AGREEMENT
[Form of]
JOINDER TO ADDITIONAL GENERAL INTERCREDITOR AGREEMENT
The Bank of New York Mellon,
     as Junior Lien Collateral Agent
900 Ashwood Parkway, Suite 425

Atlanta, GA 30338
[Name of Additional Second Lien Trustee]
[Address of Additional Second Lien Trustee]
[Date]
Bank of America, N.A.,
     as First Lien Collateral Agent
[Address]
Ladies and Gentlemen:
     The undersigned are the Junior Lien Collateral Agreement and the Second Lien Trustee in respect of the Junior Lien Obligations under the [Insert new indenture or other Junior Lien Document under which the additional Second Lien Trustee and the Junior Lien Collateral Agent are acting], dated as of [          ] (the “New Second Lien Indenture”), among the Company, the guarantors party thereto and [Insert name of Second Lien Trustee], as trustee (the “New Second Lien Trustee”). Terms used without definition herein have the meanings assigned to such term by the Additional General Intercreditor Agreement, dated as of [          ], 2009 (the “Additional General Intercreditor Agreement”), among Bank of America, N.A., as First Lien Collateral Agent, The Bank of New York Mellon, as Junior Lien Collateral Agent and 2006 Second Lien Trustee, and The Bank of New York Mellon Trust Company, N.A., as 2009 Second Lien Indenture Trustee.
     The undersigned and the First Lien Collateral Agent hereby agree for the benefit of the New First Lien Secured Parties as follows:
     1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Additional General Intercreditor Agreement and all other documents it deems fit to enter into this joinder to the Additional General Intercreditor Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Additional General Intercreditor Agreement with respect to the Junior Lien Obligations under the New Second Lien Indenture as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Second Lien

Trustee, the Junior Lien Collateral Agent or a Junior Lien Secured Party, as the case may be, in the Additional General Intercreditor Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Second Lien Trustee, the Junior Lien Collateral Agent or a Junior Lien Secured Party, as the case may be, pursuant to the Additional General Intercreditor Agreement.
     2. Acknowledgment. Each of the undersigned acknowledges that, notwithstanding anything to the contrary in any Junior Lien Document, (i) the liens and security interests granted to the Junior Lien Collateral Agent pursuant to the Security Agreement, dated as of November 17, 2006 (the “Security Agreement”), among the Company, the subsidiary grantors named therein and the Junior Lien Collateral Agent, the Pledge Agreement, dated as of November 17, 2006 (the “Pledge Agreement”), among the Company, the subsidiary pledgors named therein and the Junior Lien Collateral Agent, and any other Junior Lien Security Documents are expressly subject and subordinate to the liens and security interests granted to the First Lien Collateral Agent for the benefit of the New First Lien Secured Parties pursuant to the Additional General Intercreditor Agreement and (ii) the exercise of any right or remedy by the Junior Lien Collateral Agent under the Security Agreement, the Pledge Agreement or any other Junior Lien Security Document is subject to the limitations and provisions of the Additional General Intercreditor Agreement. Notwithstanding anything in the Security Agreement, the Pledge Agreement or any other Junior Lien Security Document to the contrary, prior to the Discharge of New First Lien Obligations, the requirements under the Security Agreement, the Pledge Agreement and any other Junior Lien Security Document to deliver Collateral (as defined under each such document) shall be deemed satisfied by delivery of such Collateral to the First Lien Collateral Agent.
     3. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Joinder Agreement on behalf of such party is duly authorized to execute this Joinder Agreement. The New Second Lien Trustee represents and warrants that it has been authorized by the Junior Lien Secured Parties in respect of the New Second Lien Indenture to execute this Joinder Agreement on their behalf.
     4. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
     5. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     6. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.
     7. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

Very truly yours,

[NAME OF NEW SECOND LIEN TRUSTEE]

By:

Name: Title:

THE BANK OF NEW YORK MELLON, as Junior Lien Collateral Agent

By:

Name: Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A., as First Lien Collateral Agent

By:

Name: Title:

Consented to by:

HCA Inc., a Delaware corporation

By:

Name: Title:

The Grantors listed on Schedule I to the Security Agreement, each as Grantor

By:

Name: Title:

CONSENT OF COMPANY AND GRANTORS
Dated: August 11, 2009
     Reference is made to the Additional General Intercreditor Agreement dated as of the date hereof, among Bank of America, N.A., as First Lien Collateral Agent, The Bank of New York Mellon, as Junior Lien Collateral Agent and 2006 Second Lien Trustee (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as 2009 Second Lien Trustee (as defined therein), as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
     Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, neither the First Lien Collateral Agent, the New First Lien Trustee, any New First Lien Secured Party nor any Junior Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the First Lien Documents or the Junior Lien Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the New First Lien Secured Parties and the Junior Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.
     Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent, the New First Lien Trustee or the Junior Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.
     This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the New First Lien Agreement.

     IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

HCA INC.

By:	/s/ David G. Anderson

Name: David G. Anderson Title: Senior Vice President — Finance and Treasurer

Each of the GUARANTORS listed on Schedule I hereto

By:	/s/ R. Milton Johnson

Name: R. Milton Johnson Title: Senior Vice President